UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 5, 2010

KAYDON CORPORATION
(Exact name of Registrant as Specified in Charter)

Delaware	1-11333	13-3186040
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

315 East Eisenhower Parkway, Suite 300 Ann Arbor, Michigan 48108
(Address of principal executive offices)

(734) 747-7025
(Registrant’s telephone number, including area code) Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2010, Kaydon Corporation (the “Company”) announced that Donald Buzinkai, the Company’s Vice President, Controller and Chief Accounting Officer, has resigned, effective October 14, 2010.  Mr. Buzinkai is leaving the Company to take a position as chief financial officer of a private company located on the East Coast.  The Company has not yet named a replacement for Mr. Buzinkai.

In connection with his resignation, the Company and Mr. Buzinkai entered into a separation agreement pursuant to which Mr. Buzinkai will make a pro rata payment of certain relocation expenses and payments made on his behalf and a signing bonus paid by the Company and released claims related to his employment by the Company and the Company released any additional claims it had for reimbursement.

As a result of his resignation, Mr. Buzinkai’s Change in Control Compensation Agreement (the “CICC Agreement”) has terminated.  Mr. Buzinkai’s CICC Agreement was filed as an exhibit to the Company’s Form 8-K filed with the Securities and Exchange Commission on June 15, 2009 and the separation agreement is filed with this report as an exhibit.  Both documents are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

10.01 Separation Agreement between the Company and Donald Buzinkai dated October 5, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 5, 2010	KAYDON CORPORATION

	By:	/s/ Peter C. DeChants
Peter C. DeChants
Senior Vice President, Chief Financial Officer and Treasurer

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